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                                                                    Exhibit 21.1
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                Subsidiaries of Avalon Cable of Michigan, Inc.
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    Name of Subsidiary                           State of Formation
    ------------------                           ------------------
    Avalon Cable LLC                             Delaware
         Avalon Cable of Michigan LLC            Delaware
         Avalon Cable of New England LLC         Delaware
         Avalon Cable Holdings Finance, Inc.     Delaware
             Avalon Cable Finance, Inc.          Delaware